Exhibit 99.1

ENERGY SERVICES OF AMERICA RELEASES ESTIMATED EARNINGS

Huntington, WV   November 25, 2014-  Energy Services of America (OTC: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today estimated revenue of $93.3 million for fiscal year ended September 30, 2014. Gross margin and income from operations are estimated at $8.5million and $2.2 million, respectively. Net income available to common shareholders, which includes estimated tax benefits of $2.3 million, is estimated at $3.3 million. The company projects EBITDA of $5.6 million, or $0.39 per share, and earnings per share of $0.23 on 14,239,836 common shares outstanding. The projected backlog at September 30, 2014 is $51.8 million. Energy Services expects to publicly issue final earnings numbers on December 18, 2014.

Douglas Reynolds, President, commented on the announcement. “We are very pleased with our estimated earnings based on the number of obstacles we had to overcome in fiscal year 2014. From the restructuring of our debt and termination of the forbearance agreement to securing a line of credit for operating capital and re-establishing our bonding capacity, we believe that we have laid the foundation for greater success in the years to come.”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.